Execution Copy {W5647119.15} ASSET PURCHASE AGREEMENT among CARBO INDUSTRIES, INC., CARBO REALTY, LLC, PAUL HOCHHAUSER, solely for purpose of Section 6.07 and for no other purpose, and SPRAGUE OPERATING RESOURCES, LLC dated as of March 13, 2017 Exhibit 2.1

{W5647119.15} i TABLE OF CONTENTS RECITALS .......................................................................................................................... 1 ARTICLE I DEFINITIONS ............................................................................................... 1 ARTICLE II PURCHASE AND SALE ........................................................................... 11 Section 2.01 Purchase and Sale of Assets. ..................................................................................................... 11 Section 2.02 Excluded Assets. ....................................................................................................................... 13 Section 2.03 Assumed Liabilities. ................................................................................................................. 13 Section 2.04 Excluded Liabilities. ................................................................................................................. 14 Section 2.05 Purchase Price. .......................................................................................................................... 15 Section 2.06 Allocation of Purchase Price. .................................................................................................... 16 Section 2.08 Withholding Tax. ...................................................................................................................... 16 Section 2.08 Third Party Consents. ............................................................................................................... 16 Section 2.09 Third Party Inventory Reconciliation. ...................................................................................... 16 Section 2.10 Apportionment. ......................................................................................................................... 17 ARTICLE III CLOSING ................................................................................................. 18 Section 3.01 Closing. ..................................................................................................................................... 18 Section 3.02 Closing Deliverables. ................................................................................................................ 18 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ................. 20 Section 4.01 Organization and Qualification of Seller. ................................................................................. 20 Section 4.02 Authority of Seller. ................................................................................................................... 20 Section 4.03 No Conflicts; Consents. ............................................................................................................ 21 Section 4.04 Financial Statements and Throughput Summaries. ................................................................... 21 Section 4.05 Undisclosed Liabilities. ............................................................................................................ 22 Section 4.06 Absence of Certain Changes, Events and Conditions. .............................................................. 22 Section 4.07 Material Contracts..................................................................................................................... 24 Section 4.08 Title to Purchased Assets. ......................................................................................................... 25 Section 4.09 Condition and Sufficiency of Assets. ........................................................................................ 26 Section 4.10 Real Property ............................................................................................................................ 26

{W5647119.15} ii Section 4.11 Intellectual Property. ................................................................................................................. 27 Section 4.12 Inventory. .................................................................................................................................. 28 Section 4.13 Customers and Suppliers. ......................................................................................................... 28 Section 4.14 Insurance. .................................................................................................................................. 29 Section 4.15 Legal Proceedings; Governmental Orders. ............................................................................... 29 Section 4.16 Compliance with Laws; Permits. .............................................................................................. 30 Section 4.17 Environmental Matters. ............................................................................................................ 30 Section 4.18 Employee Benefit Matters. ....................................................................................................... 32 Section 4.19 Employment Matters................................................................................................................. 34 Section 4.20 Taxes. ........................................................................................................................................ 35 Section 4.21 Brokers. ..................................................................................................................................... 36 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ...................... 36 Section 5.01 Organization of Buyer. ............................................................................................................. 36 Section 5.02 Authority of Buyer. ................................................................................................................... 37 Section 5.03 No Conflicts; Consents. ............................................................................................................ 37 Section 5.04 Brokers. ..................................................................................................................................... 37 Section 5.05 Sufficiency of Funds. ................................................................................................................ 37 Section 5.06 Legal Proceedings. .................................................................................................................... 37 ARTICLE VI COVENANTS ........................................................................................... 38 Section 6.01 Conduct of Business Prior to the Closing. ................................................................................ 38 Section 6.02 Access to Information. .............................................................................................................. 38 Section 6.03 No Solicitation of Other Bids. .................................................................................................. 39 Section 6.04 Notice of Certain Events. .......................................................................................................... 39 Section 6.05 Employees and Employee Benefits. ......................................................................................... 41 Section 6.06 Confidentiality. ......................................................................................................................... 42 Section 6.07 Non-competition; Non-solicitation ........................................................................................... 43 Section 6.08 Governmental Approvals and Consents .................................................................................... 44 Section 6.09 Books and Records. .................................................................................................................. 45 Section 6.10 Closing Conditions ................................................................................................................... 46 Section 6.11 Public Announcements. ............................................................................................................ 46

{W5647119.15} iii Section 6.12 Bulk Sales Laws. ...................................................................................................................... 46 Section 6.13 Receivables. .............................................................................................................................. 46 Section 6.14 Transfer Taxes. ......................................................................................................................... 47 Section 6.15 Tax Clearance Certificates. ....................................................................................................... 47 Section 6.16 Further Assurances. .................................................................................................................. 47 Section 6.17 License to Tradename and Domain Name. ............................................................................... 47 Section 6.18 Audit of 2014 Financial Statements .......................................................................................... 47 Section 6.19 Petroleum Products Inventory................................................................................................... 48 ARTICLE VII CONDITIONS TO CLOSING ................................................................ 48 Section 7.01 Conditions to Obligations of All Parties. .................................................................................. 48 Section 7.02 Conditions to Obligations of Buyer. ......................................................................................... 48 Section 7.03 Conditions to Obligations of Sellers. ........................................................................................ 50 ARTICLE VIII INDEMNIFICATION ............................................................................ 52 Section 8.01 Survival. .................................................................................................................................... 52 Section 8.02 Indemnification By Sellers. ...................................................................................................... 52 Section 8.03 Indemnification By Buyer. ....................................................................................................... 53 Section 8.04 Certain Limitations. .................................................................................................................. 53 Section 8.05 Indemnification Procedures. ..................................................................................................... 54 Section 8.06 Payments. .................................................................................................................................. 57 Section 8.07 Tax Treatment of Indemnification Payments. ........................................................................... 58 Section 8.08 Effect of Investigation. ............................................................................................................. 58 Section 8.10 Exclusive Remedies. ................................................................................................................. 58 ARTICLE IX TERMINATION ....................................................................................... 59 Section 9.01 Termination............................................................................................................................... 59 Section 9.02 Effect of Termination. ............................................................................................................... 60 Section 9.03 Termination Fee. ....................................................................................................................... 60 ARTICLE X MISCELLANEOUS ................................................................................... 60 Section 10.01 Expenses. ................................................................................................................................ 60 Section 10.02 Notices. ................................................................................................................................... 60 Section 10.03 Interpretation........................................................................................................................... 61

{W5647119.15} iv Section 10.04 Headings. ................................................................................................................................ 62 Section 10.05 Severability. ............................................................................................................................ 62 Section 10.06 Entire Agreement. ................................................................................................................... 62 Section 10.07 Successors and Assigns. ......................................................................................................... 62 Section 10.08 No Third-party Beneficiaries. ................................................................................................. 63 Section 10.09 Amendment and Modification; Waiver. ................................................................................. 63 Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. ....................................... 63 Section 10.11 Counterparts. ........................................................................................................................... 64 Section 10.12 Specific Performance. ............................................................................................................. 64 Exhibits Exhibit A - Guaranty Exhibit B - Bill of Sale Exhibit C - Assignment and Assumption Agreement Exhibit D - Domain Name Assignment Exhibit E - Inip Easements Agreement Exhibit F - Employment Agreement with Cliff Hochhauser Exhibit G - Bay Boulevard Pro Forma Title Insurance Policy Exhibit H - Doughty Boulevard Pro Forma Title Insurance Policy Exhibit I - Doughty Boulevard Remediation Agreement Exhibit J - Sanitation Parcel Lease Schedules Schedule I - Procedures for Physical Inventory of Petroleum Products Schedule II - Designated Employees Disclosure Schedules

{W5647119.15} ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”), dated as of March 13, 2017, is entered into among (i) Carbo Industries, Inc., a New York corporation (“Carbo”), Carbo Realty, LLC, a New York limited liability company (“Carbo Realty” and, with Carbo, together, the “Sellers” and, individually, a “Seller”), and Paul Hochhauser (the “Principal”) solely for purpose of Section 6.07 and for no other purpose, on the one hand, and (ii) Sprague Operating Resources, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used and not otherwise defined shall have the respective meanings ascribed to them in the Recitals or Article I, as applicable. RECITALS A. The Sellers are engaged in the business of owning and operating petroleum products storage and distribution terminals and the wholesale heating oil business located at the Inwood Terminal and the Lawrence Terminal (the “Business”). B. This Agreement contemplates a transaction in which the Buyer will (i) purchase substantially all of the assets of the Sellers relating to the Business and (ii) assume certain liabilities of the Sellers relating to the Business, each as specified herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this Article I: “Accounts Receivable” has the meaning set forth in Section 2.02(b). “Acquisition Proposal” has the meaning set forth in Section 6.03(a). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble.

{W5647119.15} 2 “Air Permit” means the Operating Permit issued to Carbo under Title V of the Clean Air Act of 1963, as amended. “Allocation Schedule” has the meaning set forth in Section 2.06. “Annual Financial Statements” has the meaning set forth in Section 4.04. “Assigned Contracts” has the meaning set forth in Section 2.01(b). “Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii). “Assumed Environmental Claims” means any and all Environmental Claims, except to the extent that any such Environmental Claim constitutes an Excluded Environmental Claim. “Assumed Liabilities” has the meaning set forth in Section 2.03. “Balance Sheet” has the meaning set forth in Section 4.04. “Balance Sheet Date” has the meaning set forth in Section 4.04. “Basket” has the meaning set forth in Section 8.04(a). “Bay Boulevard Parcel” means the Owned Real Property owned by Carbo located at 1 Bay Boulevard, Lawrence, NY 11559 on which the Lawrence Terminal is located. “Benefit Plan” has the meaning set forth in Section 4.18(a). “Bill of Sale” has the meaning set forth in Section 3.02(a)(i). “Bonus Units” means a number of Units equal to one and one half percent (1.5%) of the number of Units to be issued in respect of the Unit Value pursuant to the terms of the Unit Purchase Agreement. “Books and Records” has the meaning set forth in Section 2.01(k). “BP” shall mean BP Products North America, Inc. or any of its affiliates. “BP Remediation Agreement” shall mean that certain Release and Right of Entry Agreement, dated on or about December 29, 1998, between Amoco Oil Company (predecessor to BP) and Carbo Realty, as recorded with the deed to the property owned by Carbo Realty and located at 555 Doughty Boulevard, Inwood, NY 11096, as amended by that certain Letter Agreement, dated as of June 18, 2013, by and between BP and the Sellers. “Business” has the meaning set forth in the recitals. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the preamble. “Buyer Closing Certificate” has the meaning set forth in Section 7.03(g).

{W5647119.15} 3 “Buyer Employee Obligations” means an amount equal to fifty percent (50%) of the payments due to the union employees of Carbo under the Union Contract as a direct result of the transactions contemplated by this Agreement, up to a maximum of Fifty Thousand Dollars ($50,000). “Buyer Fundamental Representations” has the meaning set forth in Section 8.01. “Buyer Indemnitees” has the meaning set forth in Section 8.02. “Cap” has the meaning set forth in Section 8.04(a). “Carbo” has the meaning set forth in the preamble. “Carbo Realty” has the meaning set forth in the preamble. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. “Closing” has the meaning set forth in Section 3.01. “Closing Cash Payment” has the meaning set forth in Section 2.05(a). “Closing Date” has the meaning set forth in Section 3.01. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreements” means any collective bargaining or other agreement between either Seller and any Union, including any agreement relating to any Multiemployer Plan. “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. “Deed” has the meaning set forth in Section 3.02(a)(iv). “Deferred Amount” has the meaning set forth in Section 2.05(d). “Deferred Amount Payment Date” has the meaning set forth in Section 2.05(d). “Designated Employees” means those individuals listed on Schedule II. “Direct Claim” has the meaning set forth in Section 8.05(d). “Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement. “Disclosure Schedule Supplement” has the meaning set forth in Section 6.04(b). “Discussion Notice” has the meaning set forth in Section 6.04(b). “Dollars or $” means the lawful currency of the United States. “Domain Name” means www.carbooil.com. “Domain Name Assignment” has the meaning set forth in Section 3.02(a)(iii).

{W5647119.15} 4 “Doughty Boulevard Parcel” shall mean the Owned Real Property owned by Carbo Realty located at 555 Doughty Boulevard, Inwood, NY 11096 on which the Inwood Terminal is located. “Doughty Boulevard Remediation Agreement” means the Remediation Agreement between Buyer and Carbo relating to the remediation of the Doughty Boulevard Parcel, in the form attached hereto as Exhibit I. “Employment Agreement” shall mean an employment agreement entered into between the Buyer and Cliff Hochhauser, substantially in the form attached hereto as Exhibit F. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Activity or Condition” means the presence, use, generation, manufacture, production, processing, storage, Release, threatened Release, discharge, disposal, treatment or transportation of any Hazardous Material on, onto, in (or within), under, over or from any of the Owned Real Property or other Purchased Asset, any Environmental Claim or the application of any Environmental Law because of the condition of, or activity on, or related to, the Owned Real Property or any other Purchased Asset. “Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, whenever arising, whether now known or unknown, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit; or (c) any Environmental Activity or Condition. “Environmental Documentation” shall mean (a) the documents listed on Section 4.17(h) of the Disclosure Schedule, (b) the Monitoring Well Reports, (c) the quarterly reports provided by Antea to the New York Department of Environmental Conservation (“NYDEC”), and (d) the Air Permit and historical data related thereto submitted to NYDEC. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including

{W5647119.15} 5 their implementing regulations and any state analogs): CERCLA; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1972, as amended; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended; the Oil Pollution Act of 1990, as amended; and the Coastal Zone Management Act of 1972, as amended. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to (a) actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit, and (b) alleged responsibility or liability to remediate or conduct cleanup under any Environmental Law, in each case given by a Governmental Authority. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law, including, without limitation, the Air Permit. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code. “Excluded Assets” has the meaning set forth in Section 2.02. “Excluded Environmental Claims” means (i) any claim arising out of, based on or resulting from Sellers’ offsite storage or offsite disposal, or transportation for offsite storage or offsite disposal, of any Hazardous Material (other than transportation, storage or sale of fungible petroleum products in the Ordinary Course of Business), including any such Environmental Claim, (ii) any claim arising out of, based on or resulting from any breach, or any facts or circumstances which constitute a breach, of any representation or warranty of Sellers set forth in this Agreement or the other Transaction Documents, (iii) any claim arising out of the violation of the terms of the Air Permit prior to the Closing, (iv) any claim relating to the Environmental Activities or Conditions that are the subject of the BP Remediation Agreement, the obligations or activities of the parties thereunder, and the offsite migration of gasoline or gasoline constituents relating thereto, until NYDEC has issued a No Further Action Letter, (v) any claim relating to the Inip Property or any activity or condition thereon, including, without limitation, the portion of the Inip Property subject to the Inip Easements, or (vi) any claim by a Seller against the other Seller or any Affiliate of any Seller. “Excluded Contracts” has the meaning set forth in Section 2.02(a). “Excluded Liabilities” has the meaning set forth in Section 2.04. “Financial Statements” has the meaning set forth in Section 4.04. “FIRPTA Certificate” has the meaning set forth in Section 7.02(p).

{W5647119.15} 6 “GAAP” means United States generally accepted accounting principles in effect from time to time. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Guaranty” has the meaning set forth in Section 2.05(d). “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws (including, without limitation, the term “hazardous substances”); and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls. “Indemnified Party” has the meaning set forth in Section 8.05. “Indemnifying Party” has the meaning set forth in Section 8.05. “Inip Easements” shall mean those certain easements granted to Buyer and appurtenant to the Doughty Boulevard Parcel affecting the Inip Property. “Inip Easements Agreement” has the meaning set forth in Section 3.02(a)(vi). “Inip Easement Area” shall mean the areas of the Inip Property that are the subject of the Inip Easments. “Inip Mortgagee” has the meaning set forth in Section 3.02(a)(viii). “Inip Property” shall mean that certain real property owned by Carbo Realty and commonly known as 30 Inip Drive, Inwood, New York. “Insurance Policies” has the meaning set forth in Section 4.14. “Intellectual Property” means all (a) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (b) computer software (including source code), data and documentation; (c) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (d) other proprietary rights relating to any of the foregoing

{W5647119.15} 7 (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (e) copies and tangible embodiments of the foregoing.. “Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used by a Seller in the conduct of the Business as currently conducted to which Seller is a party, beneficiary or otherwise bound. “Intellectual Property Assets” means all Intellectual Property that is owned by a Seller and used in the conduct of the Business as currently conducted. “Intended Uses” means the use of the Owned Real Property in the Business in the manner in which such Owned Real Property is currently used by the Sellers in the Business. “Interim Balance Sheet” has the meaning set forth in Section 4.04. “Interim Balance Sheet Date” has the meaning set forth in Section 4.04. “Interim Financial Statements” has the meaning set forth in Section 4.04. “Inventory” has the meaning set forth in Section 2.01(a). “Inwood Terminal” shall mean the petroleum storage and dispensing terminal located on the Doughty Boulevard Parcel. “Lawrence Terminal” shall mean the petroleum storage and dispensing terminal located on the Bay Boulevard Parcel. “Knowledge of Sellers” or “Sellers’ Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of Paul Hochhauser or Cliff Hochhauser, after due inquiry. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise. “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions

{W5647119.15} 8 contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) the execution and performance of this Agreement and the consummation of the transactions contemplated hereby; (iv) any action required or permitted by this Agreement, except pursuant to Section 4.03 and Section 6.08; (v) any changes in applicable Laws or accounting rules, including GAAP; or (vi) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) and (ii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates. “Material Contracts” has the meaning set forth in Section 4.07(a). “Material Customers” has the meaning set forth in Section 4.13(a). “Material Suppliers” has the meaning set forth in Section 4.13(b). “Monitoring Well Reports” shall mean the reports regarding the groundwater monitoring wells located at the Inwood Terminal and the Lawrence Terminal historically submitted to any Governmental Authority since July 1, 2014. “Multiemployer Plan” has the meaning set forth in Section 4.18(c). “No Further Action Letter” means a “no further action” letter or equivalent evidence thereof from the NYDEC that no further investigation, remediation or monitoring is required. “Off-the-Shelf Software” means any generally commercially available, uncustomized software used in the Business and licensed on a non-exclusive basis by means of a “shrink wrap”, “web wrap” or “click-through” license agreement. “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount). “Organizational Documents” means, with respect to a Person that is an artificial legal entity, such Person’s certificate or articles of incorporation or organization, bylaws, operating or limited liability company agreement, trust instrument, partnership agreement or other fundamental organizational document. “Owned Real Property” has the meaning set forth in Section 4.10(a). “Parent” means Sprague Resources, LP, a Delaware limited partnership and the parent of the Buyer. “Payment Period” means any period of time for which rent or other payments have been made in advance by the Sellers or are to be made in arrears by the Buyer.

{W5647119.15} 9 “Permits” means all permits, licenses, franchises, certificates of occupancy, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” has the meaning set forth in Section 4.08(a). “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Petroleum Products Inventory” means the Seller Petroleum Products Inventory and the Third Party Inventory. “Petroleum Products Inventory Value” means (i) the average of the prices for the fungible, marketable petroleum products, including ethanol and petroleum additives, that are usable and salable in the Ordinary Course of Business included in the Seller Petroleum Products Inventory, as reported by Platt’s as New York Harbor Barge Mean for the day before, the day of and the day following the Closing, in the case of petroleum products and ethanol, or on Carbo’s most recent paid invoice, in the case of petroleum additives not reported in Platt’s, and (ii) with respect to the Tank Bottoms included in the Seller Petroleum Products Inventory, the value shall be Zero Dollars ($0). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Principal” means Paul Hochhauser. “Proprietary Information” means all information concerning the Business that a reasonable person familiar with the Business and the industry in which it operates would consider to be of a confidential or proprietary nature, regardless of form, including, without limitation, (A) any information, technical data, content, or know-how relating to business plans, or opportunities, business strategies, or projects under consideration; (B) customer lists and the identity of prospective customers; (C) the pricing of products and services and (D) financial and employment information. “Purchase Price” has the meaning set forth in Section 2.05. “Purchased Assets” has the meaning set forth in Section 2.01. “Qualified Benefit Plan” has the meaning set forth in Section 4.18(c). “Reconciliation Statement” has the meaning set forth in Section 2.09. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

{W5647119.15} 10 “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Restricted Business” means the business of owning and operating petroleum storage and distribution terminals and marketing and distributing heating oil. “Restricted Period” has the meaning set forth in Section 6.07(a). “Sanitation Parcel” means the Owned Real Property owned by Carbo and identified as Section 40, Block A, part of tax lot 1134 on Rason Road in Lawrence, NY. “Sanitation Parcel Lease” means a ground lease for the Sanitation Parcel, substantially in the form attached hereto as Exhibit K. “Seller” and “Sellers” have the meanings set forth in the preamble. “Seller Closing Certificate” has the meaning set forth in Section 7.02(l). “Seller Fundamental Representations” has the meaning set forth in Section 8.01. “Seller Indemnifying Parties” has the meaning set forth in Section 8.02. “Seller Indemnitees” has the meaning set forth in Section 8.03. “Seller Petroleum Products Inventory” shall mean (i) Carbo’s physical inventory of fungible, marketable petroleum products, including ethanol and petroleum additives, held for its own account that are usable and salable in the Ordinary Course of Business and (ii) Tank Bottoms owned by Carbo. Physical inventory of such petroleum products, including ethanol and petroleum additives, shall be determined in the manner specified in Schedule I attached hereto and as set forth in a detailed calculation certified by the Sellers in the Seller Closing Certificate. “Seller Petroleum Products Inventory Amount” shall mean the value of the Seller Petroleum Products Inventory, valued at the Petroleum Products Inventory Value. “Tangible Personal Property” has the meaning set forth in Section 2.01(c). “Tank Bottoms” means, with respect to any tank in which a petroleum product is stored, any contents of such tank which does not meet the industry accepted specifications for marketable product of the type stored in such tank. “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, escheatment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

{W5647119.15} 11 “Terminals” shall mean the Inwood Terminal and the Lawrence Terminal. “Terminating Party” has the meaning set forth in Section 9.03. “Termination Fee” means One Million Dollars ($1,000,000). “Territory” means the City of New York and the counties of Nassau and Suffolk in the State of New York. “Third Party Claim” has the meaning set forth in Section 8.05(a). “Third Party Inventory” shall mean the physical inventory of fungible, marketable petroleum products that are held by the Seller for the account of third parties. “Third Party Inventory Report” shall mean a report, as of the date immediately prior to the Closing Date and certified by Sellers in the Seller Closing Certificate, of the Third Party Inventory, showing the amounts of such inventory held for the account of each individual third party, based on the Sellers’ computer database, as reconciled to a physical inventory, which physical inventory of such petroleum products shall be determined in the manner specified in Schedule I attached hereto. “Throughput Summaries” shall mean the summaries of the throughput of the Terminals, in barrels, for each of the fiscal years ended December 31, 2014, 2015 and 2016. “Tradename” means “Carbo”. “Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignments, the Deeds, the Unit Purchase Agreement, the Guaranty, the Doughty Boulevard Remediation Agreement and the other agreements, instruments and documents required to be delivered at the Closing. “Unit Purchase Agreement” means a Unit Purchase Agreement, of even date herewith, between Parent and Carbo. “Units” means a number of the Parent’s common units representing limited partnership interests equal to the Unit Value, plus the Bonus Units, in each case to be issued pursuant to the Unit Purchase Agreement. “Unit Value” means Thirty Million Dollars ($30,000,000). “Union” has the meaning set forth in Section 4.19(b). “Union Contract” means the collective bargaining agreement, dated as of January 1, 2016, between Carbo and the AFL-CIO Local 355. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of any Encumbrances other than Permitted

{W5647119.15} 12 Encumbrances, all of Sellers’ right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following: (a) all Seller Petroleum Products Inventory, other inventory owned by Sellers (including Tank Bottoms and line fill), finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”); (b) all Contracts, including Intellectual Property Agreements, throughput agreements, wholesale contracts, commercial bid contracts or awards, other revenue producing oil sales agreements relating to the Business, in each case as set forth on Section 2.01(b) of the Disclosure Schedules (the “Assigned Contracts”); (c) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, laboratory equipment, spare parts and other tangible personal property (the “Tangible Personal Property”); (d) all Intellectual Property Assets (other than the Tradename); (e) all Owned Real Property; (f) the Inip Easements; (g) all Permits, including Environmental Permits, which are held by Sellers and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 4.16(b) and Section 4.17(b) of the Disclosure Schedules, but excluding any Permits which may not be sold or transferred; (h) all rights to any Actions of any nature available to or being pursued by Sellers to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise; (i) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets; (j) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities; (k) originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys,

{W5647119.15} 13 material and research and files relating to the Intellectual Property Assets and the Intellectual Property Agreements, relating to the Business (“Books and Records”), it being understood that Sellers may retain copies of records relating to accounts payable and accounts receivable outstanding as of the Closing; and (l) all goodwill and the going concern value of the Business. Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”): (a) cash, cash equivalents and security deposits; (b) subject to Section 2.10, all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such items relating to the payment of Taxes); (c) all accounts or notes receivable held by either Seller as of the Closing, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”); (d) Contracts, including any Collective Bargaining Agreements and the Sanitation Parcel Lease, that are not Assigned Contracts (the “Excluded Contracts”); (e) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Sellers; (f) office equipment, supplies, computers, telephones not used in the operation of the Business; (g) all Benefit Plans and assets attributable thereto; (h) subject to Section 2.10, the right to recover any refund in respect of overpayment for or claims under insurance policies or Contracts included in the Purchased Assets, in each case relating to periods prior to the Closing Date; (i) the Tradename; (j) the assets, properties and rights specifically set forth on Section 2.02(j) of the Disclosure Schedules; and (k) the rights which accrue or will accrue to Sellers under the Transaction Documents. Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities: (a) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the Ordinary Course of Business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by either Seller on or prior to the Closing;

{W5647119.15} 14 (b) the Assumed Environmental Claims; and (c) those Liabilities of Sellers set forth on Section 2.03(b) of the Disclosure Schedules. Section 2.04 Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Sellers or any of their Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Sellers shall, and shall cause each of their Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following: (a) any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; (b) all trade accounts payable of Sellers to third parties (other than trade accounts payable arising under Assumed Contracts for periods beginning on or after the Closing Date); (c) any Liability for (i) Taxes of Sellers (or any stockholder or Affiliate of Sellers) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Sellers pursuant to Section 6.14; or (iii) other Taxes of Sellers (or any stockholder or Affiliate of Sellers) of any kind or description (including any Liability for Taxes of Sellers (or any stockholder or Affiliate of Sellers) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law); (d) any Liabilities relating to or arising out of the Excluded Assets; (e) any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the ownership or operation of the Business or the Purchased Assets to the extent such Action relates to such ownership or operation on or prior to the Closing Date; (f) any adulteration of product, product quality, product shortage or similar claims in respect of any products sold or any service performed by either Seller prior to the Closing Date; (g) any Liabilities of Sellers arising under or in connection with any Benefit Plan (including any Multiemployer Plan) providing benefits to any present or former employee of Sellers; (h) any Liabilities of Sellers arising under or relating to any Collective Bargaining Agreement, and any Liabilities of Sellers to any Union or any employees belonging to any Union, whether pursuant to the Union Contract or otherwise;

{W5647119.15} 15 (i) any Liabilities of Sellers to or for any present or former employees, officers, directors, retirees, independent contractors or consultants of Sellers, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments; (j) the Excluded Environmental Claims; (k) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, manager, employee or agent of either Seller (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.03 as Seller Indemnitees, and except for indemnification obligations to third parties which would be an Assumed Liability pursuant to Section 2.03(a); (l) any Liabilities under the Excluded Contracts or any other Contracts, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; or (ii) to the extent such Liabilities arise out of or relate to a breach by either Seller of such Contracts prior to Closing; and (m) any Liabilities associated with debt, loans or credit facilities of Sellers owing to financial institutions. Section 2.05 Purchase Price. The aggregate purchase price for the Purchased Assets shall be (i) Seventy Million Dollars ($70,000,000), plus (ii) the Seller Petroleum Products Inventory Amount, plus (iii) the Buyer Employee Obligations, plus (iv) the assumption of the Assumed Liabilities, plus (v) the Bonus Units (such total amount, as adjusted pursuant to Section 2.10, the “Purchase Price”). The Purchase Price shall be paid as follows: (a) The sum of (i) Ten Million Dollars ($10,000,000), plus the amount of the Buyer Employee Obligations shall be paid in cash at the Closing by wire transfer of immediately available funds to an account designated in writing by Sellers (the “Closing Cash Payment”); (b) The Unit Value and the Bonus Units shall be paid by the issuance of the Units by Parent to Carbo at the Closing pursuant to the terms of the Unit Purchase Agreement; (c) The Seller Petroleum Products Inventory Amount shall be paid in cash no later than five (5) Business Days following the Closing Date by transfer of immediately available funds to an account designated in writing by Sellers; and (d) Subject to Section 8.06(b), Section 2.8 (Financial Responsibility) of the Doughty Boulevard Remediation Agreement, the sum of Thirty Eight Million One Hundred Eighty Four Thousand Dollars ($38,184,000) (the “Deferred Amount”) to be paid in 120 monthly installments of Three Hundred Eighteen Thousand Two Hundred Dollars ($318,200) each on the first Business Day of each month (each such date, a “Deferred Amount Payment Date”) over a period of ten (10) years following the Closing Date, with the first installment due on the first Business Day of the first full calendar month following the Closing Date. The Deferred Amount may not be prepaid without the consent of the Sellers. The payment of the Deferred Amount will be guaranteed by the Parent pursuant to the terms of a Guaranty in the form attached hereto as Exhibit A (the “Guaranty”).

{W5647119.15} 16 Section 2.06 Allocation of Purchase Price. The allocation of the Purchase Price for Tax purposes shall be prepared consistent with the principles of Section 1060 of the Code and the Treasury Regulations promulgated thereunder. As soon as commercially practicable following the Closing Date (but in any event within one hundred twenty (120) days after the Closing Date), Buyer and Sellers shall use their reasonable efforts to agree upon the allocation of the Purchase Price for Tax purposes. If, and only if, Buyer and Sellers are able to agree upon the allocation of the Purchase Price for Tax purposes within such one hundred twenty (120) day period, Buyer and Sellers shall set forth such allocation in an Exhibit 2.06, which Exhibit shall become a part of this Agreement and such Exhibit shall be final and binding on the Parties as if it had been part of this Agreement as of the Closing Date. If Buyer and Sellers are unable to agree on an allocation of the Purchase Price for Tax purposes within one hundred and twenty (120) days after the Closing Date, each of Buyer, on the one hand, and Sellers, on the other hand, shall use its own purchase price allocation with respect to the Terminals. Notwithstanding the foregoing, the Sellers and Buyer shall agree on the value of the Owned Real Property on or prior to the Closing for purposes of the real property transfer tax returns described in Section 3.02(a)(v). Section 2.07 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Sellers hereunder. Section 2.08 Third Party Consents. To the extent that Sellers’ rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Sellers, at their expense, shall use their commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.08 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing. Section 2.09 Third Party Inventory Reconciliation. Prior to the Closing, Carbo will confirm Third Party Inventory amounts as of a date no more than thirty (30) days prior to the Closing Date, and obtain agreement from each third party as to their respective Third Party Inventory amounts as of such date. Within sixty (60) days following the Closing Date, the Buyer will contact each third party reflected in the Third Party Inventory Report in order to confirm the

{W5647119.15} 17 amount of Third Party Inventory held for the account of each such third party as of the Closing Date. At the end of such sixty (60) day period, the Buyer will submit to the Sellers a statement setting forth the deviations, if any, between the amount of Third Party Inventory held for the account of any third party as reflected on the Third Party Inventory Report and the amount of such inventory claimed by such third party (the “Reconciliation Statement”). The Sellers shall have a period of fifteen (15) days from the receipt of the Reconciliation Statement to dispute such statement by written notice to the Buyer, setting forth in detail the Sellers’ objections thereto. In the absence of any such notice within such fifteen (15) day period, the Reconciliation Statement shall become final and binding on the parties hereto. The parties hereto will negotiate any such dispute in good faith for a period of at least thirty (30) days prior to resorting to any other method for resolving such dispute. In the event that such deviations, in the aggregate, as set forth on the final Reconciliation Statement represent (a) decrease in the aggregate amount of Third Party Inventory claimed by third parties as compared to the amounts reflected on the Third Party Inventory Report, the Buyer will pay to Sellers an amount equal to the Petroleum Products Inventory Value of such inventory, by wire transfer of immediately available funds, within five (5) business days of such date as the Reconciliation Statement becomes final or all disputes with respect thereto are otherwise resolved or (b) an increase in the aggregate amount of Third Party Inventory claimed by third parties as compared to the amounts reflected on the Third Party Inventory Report, the Sellers will pay to the Buyer an amount equal to the Petroleum Products Inventory Value of such inventory, by wire transfer of immediately available funds, within five (5) business days of such date as the Reconciliation Statement becomes final or all disputes with respect thereto are otherwise resolved. Any such payment shall be treated as a reduction of the Purchase Price, as applicable, and the portion of the Purchase Price set forth on Exhibit 2.06 allocated to the Seller Petroleum Products Inventory shall be reduced or increased accordingly. For the avoidance of doubt, no payment will be due to Sellers under this Section 2.09 if any such amount is otherwise included in the Seller Petroleum Products Inventory Amount. Section 2.10 Apportionment. (a) The Purchase Price set forth in Section 2.05 shall be subject to adjustment as set forth in this Section 2.10. In the event that any of the adjustments provided for in this Section 2.10 cannot be calculated as of the Closing Date, the appropriate payment shall be made by the Buyer or the Sellers, as the case may be, to the other party as promptly following the Closing Date as is practicable. (b) For each Assigned Contract (including leases of real estate or equipment, if any, and insurance policies) for which rent or other payments have been made in advance by the Sellers covering a Payment Period that includes time after the Closing Date, the Purchase Price shall be increased by the amount determined by multiplying such advance payment by a fraction, the numerator of which is the number of days remaining in the Payment Period after the Closing Date and the denominator of which is the total number of days in the Payment Period. (c) For each Assigned Contract (including leases of real estate or equipment, if any, and insurance policies) for which rent or other payments are to be made in arrears by the Buyer covering a Payment Period that includes time on or before the Closing Date, the Purchase Price

{W5647119.15} 18 shall be decreased by the amount determined by multiplying such payment by a fraction, the numerator of which is the number of days in the Payment Period through and including the Closing Date and the denominator of which is the total number of days in the Payment Period. (d) For any water, sewer, fire protection and other service fees, any electricity, gas, telephone and other utility expenses, any fees relating to any Permits of the Sellers transferred to the Buyer, and any real estate taxes or assessments, which (i) relate to the Bay Boulevard Parcel or any site covered by a real estate lease that is being assigned by the Sellers to the Buyer as an Assigned Contract and (ii) have been paid in advance by the Sellers covering a Payment Period that includes time after the Closing Date, the Purchase Price shall be increased by the amount determined by multiplying such advance payment by a fraction, the numerator of which is the number of days remaining in the Payment Period after the Closing Date and the denominator of which is the total number of days in the Payment Period. (e) For any water, sewer, fire protection and other service fees, any electricity, gas, telephone and other utility expenses, any fees relating to any Permits of the Sellers transferred to the Buyer, and any real estate taxes or assessments, which (i) relate to the Bay Boulevard Parcel or any site covered by a real estate lease that is being assigned by the Sellers to the Buyer as an Assigned Contract and (ii) are to be paid in arrears by the Buyer covering a Payment Period that includes time on or before the Closing Date, the Purchase Price shall be decreased by the amount determined by multiplying such payment by a fraction, the numerator of which is the number days in the Payment Period through and including the Closing Date and the denominator of which is the total number of days in the Payment Period. (f) If the Purchase Price is adjusted pursuant to this Section 2.10, the allocation of the Purchase Price among the Acquired Assets as set forth in Section 2.06 shall be appropriately modified to reflect such adjustment. ARTICLE III CLOSING Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pierce Atwood LLP, One New Hampshire Avenue, Suite 350, Portsmouth, NH 03801 at 10:00 a.m. Eastern time, on the third (3rd) Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Sellers and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”. The Closing may take place remotely, by exchange of documents and signatures by email and overnight mail, as counsel to the parties may agree. Section 3.02 Closing Deliverables. (a) At the Closing, Sellers shall deliver to Buyer the following:

{W5647119.15} 19 (i) a bill of sale in the form of Exhibit B hereto (the “Bill of Sale”) and duly executed by Sellers, transferring the tangible personal property included in the Purchased Assets to Buyer; (ii) an assignment and assumption agreement in the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) and duly executed by Sellers, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities; (iii) a domain name assignment in the form of Exhibit D hereto (the “Domain Name Assignment”) and duly executed by the applicable Seller, transferring the Domain Name to Buyer; (iv) with respect to each parcel of Owned Real Property, a bargain and sale deed with covenants against grantor’s acts in form and substance satisfactory to Buyer (each, a “Deed”) and duly executed and notarized by the applicable Seller; (v) with respect to each Deed, New York State real property transfer tax returns duly executed and notarized by the applicable Seller; (vi) an easement agreement creating the Inip Easements in the form attached hereto as Exhibit E (the “Inip Easements Agreement”), executed and notarized by Carbo Realty; (vii) with respect to the Inip Easements Agreement, New York State real property transfer tax returns duly executed and notarized by Carbo Realty; (viii) with respect to the Inip Easements Agreement, the consent of, and an agreement from, the holder of the mortgage (the “Inip Mortgagee”) affecting the Inip Property, pursuant to which the Inip Mortgagee subordinates the lien of its mortgage to the Inip Easements Agreement, in form and substance satisfactory to the Buyer and duly executed, notarized and in proper form for recording in the land records of Nassau County, New York; (ix) the Sanitation Parcel Lease, duly executed by Carbo; (x) with respect to the Sanitation Parcel Lease, a Memorandum of Lease duly executed and notarized by Carbo; (xi) with respect to the Memorandum of Lease, New York State real property transfer tax returns duly executed and notarized by Carbo Realty; (xii) the Doughty Boulevard Remediation Agreement, duly executed by Carbo. (xiii) the Employment Agreement, duly executed by Cliff Hochhauser; (xiv) the Seller Closing Certificate; (xv) the FIRPTA Certificate; (xvi) the certificates of the Secretary or Assistant Secretary of Sellers required by Section 7.02(n) and Section 7.02(o); and

{W5647119.15} 20 (xvii) such other customary instruments of transfer (including motor vehicle registrations), assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement. (b) At the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following: (i) the Closing Cash Payment; (ii) the Assignment and Assumption Agreement duly executed by Buyer; (iii) the Guaranty, duly executed by Parent; (iv) the Doughty Boulevard Remediation Agreement, duly executed by Buyer; (v) the Employment Agreement, duly executed by Buyer; (vi) the Buyer Closing Certificate; (vii) the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(g), Section 7.03(i) and Section 7.03(j); and (viii) such other customary instruments, filings or documents, in form and substance reasonably satisfactory to Sellers, as may be required to give effect to this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Article IV are true and correct as of the date hereof. Section 4.01 Organization and Qualification of Sellers. Each Seller is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the State of New York and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Sellers are licensed or qualified to do business, and Sellers are duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except for any jurisdiction where the failure to be so licensed or qualified would not have a Material Adverse Effect. Section 4.02 Authority of Seller. Each Seller has full corporate or limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and any other Transaction Document to which such Seller is a

{W5647119.15} 21 party, the performance by each Seller of its obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except to the extent limited by general principles of equity and by bankruptcy, moratorium, insolvency or similar laws and general equitable principles affecting the rights of creditors generally. When each other Transaction Document to which each Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms, except to the extent limited by general principles of equity and by bankruptcy, moratorium, insolvency or similar laws and general equitable principles affecting the rights of creditors generally. Section 4.03 No Conflicts; Consents. The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of such Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to either Seller, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which either Seller is a party or by which either Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Section 4.04 Financial Statements and Throughput Summaries. (a) Complete copies of the reviewed financial statements consisting of the balance sheet of Carbo as at December 31, 2014 and 2015 and the related statements of earnings and retained earnings and cash flows for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of Carbo as at December 31, 2016 and the related statements of profit and loss for the year then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been made available to Buyer. The Financial Statements have been prepared

{W5647119.15} 22 in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Business, and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The reviewed balance sheet of Carbo as of December 31, 2016 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the unaudited balance sheet of Carbo as of December 31, 2016 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Sellers maintain a standard system of accounting for the Business established and administered in accordance with GAAP. (b) Section 4.04(b) of the Disclosure Schedule (which shall be delivered by side letter within three (3) Business Days after the date of this Agreement) sets forth a complete and accurate aging of the accounts receivable of Sellers relating to the Business as of March 13, 2017. All accounts receivable reflected on such aging, as updated as of the day before the Closing Date, have arisen in the Ordinary Course of Business from invoices timely sent and, to the Sellers’ Knowledge, are collectible, net of the reserve for doubtful accounts set forth on the Interim Financial Statements. Sellers have made available to Buyer copies of the credit files of all customers of the Business which are complete and accurate in all material respects. (c) The Throughput Summaries fairly and accurately present the throughput activity of the Terminals for the periods covered by the Throughput Summaries, are correct and complete in all material respects, and are consistent with the books and records of the Sellers. Section 4.05 Undisclosed Liabilities. Sellers have no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against on the Balance Sheet as of the Balance Sheet Date or which are not, individually or in the aggregate, material in amount, and (b) those which have been incurred in the Ordinary Course of Business since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Buyer acknowledges that Sellers make no representation under this Section 4.05 with respect to any Environmental Claim not reflected or reserved against on the Balance Sheet. Section 4.06 Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, and other than in the Ordinary Course of Business, there has not been any: (a) event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements; (c) entry into any Contract that would constitute a Material Contract, other than in the Ordinary Course of Business;

{W5647119.15} 23 (d) incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the Ordinary Course of Business; (e) transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet, except for the sale of Inventory in the Ordinary Course of Business; (f) cancellation of any debts owed to Sellers by a third party in connection with the Business or claims of the Sellers against any third party or amendment, termination or waiver of any rights constituting Purchased Assets, other than in the Ordinary Course of Business; (g) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Agreements; (h) material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance; (i) acceleration, termination, material modification to or cancellation of any Material Contract or Permit; (j) capital expenditures, other than those described on Section 4.06(j) of the Disclosure Schedule; (k) imposition of any Encumbrance upon any of the Purchased Assets; (l) (i) increase in any wages, salary, severance, pension or other compensation or benefits in respect of any current or former employees, officers, directors, managers, independent contractors or consultants of the Business, other than in the Ordinary Course of Business, as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee of the Business or any termination of any employees for which the aggregate costs and expenses exceed $50,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, manager, consultant or independent contractor of the Business, other than amounts that become due and payable under the Union Contract; (m) except as required by law (with notice to Buyer), adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, manager, independent contractor or consultant of the Business (other than in the Ordinary Course of Business, (ii) Benefit Plan, or (iii) Collective Bargaining Agreement or other agreement with a Union, in each case whether written or oral; (n) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any current or former directors, officers, managers or employees of the Business; (o) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

{W5647119.15} 24 (p) purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $250,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the Ordinary Course of Business; (q) any Contract to do any of the foregoing, or any action or omission that would reasonably be expected to result in any of the foregoing. Section 4.07 Material Contracts. (a) Section 4.07(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which either Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Owned Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 4.10(a) of the Disclosure Schedules and all Intellectual Property Agreements set forth in Section 4.11(b) of the Disclosure Schedules, being “Material Contracts”): (i) all Contracts involving aggregate consideration in excess of $100,000 and which, in each case, cannot be cancelled without penalty or without more than ninety (90) days’ notice; (ii) all Contracts that require a Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions; (iii) all Contracts that provide for the indemnification of any Person or the assumption of any Tax, Environmental Claim or other Liability of any Person; (iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person, other than real property (whether by merger, sale of stock, sale of assets or otherwise); (v) all broker, distributor, dealer, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts; (vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without material penalty or without more than ninety (90) days’ notice; (vii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees); (viii) all Contracts with any Governmental Authority; (ix) all Contracts that limit or purport to limit the ability of a Seller to compete in any line of business or with any Person or in any geographic area or during any period of time; (x) all joint venture, partnership or similar Contracts;

{W5647119.15} 25 (xi) all Contracts for the sale of any of the Purchased Assets (other than sales of Seller Petroleum Products Inventory in the Ordinary Course of Business) or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets; (xii) all powers of attorney with respect to the Business or any Purchased Asset; and (xiii) all Collective Bargaining Agreements or any other Contracts with any Union. (b) Each Material Contract is valid and binding on the applicable Seller in accordance with its terms and is in full force and effect (except to the extent limited by general principles of equity and by bankruptcy, moratorium, insolvency or similar laws and general equitable principles affecting the rights of creditors generally). Neither of the Sellers or, to Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default by a Seller, or, to the Sellers’ Knowledge, any other party thereto, under any Material Contract or result in a termination thereof as a result of a Seller’s, or, to the Sellers’ Knowledge, any other party’s, breach or default, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder as a result of a Seller’s or, to the Sellers’ Knowledge, any other party’s, breach or default. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or, to the Seller’s Knowledge, threatened under any Assigned Contract. Section 4.08 Title to Purchased Assets. The applicable Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (a) those items identified in Section 4.08 of the Disclosure Schedules under the heading “Permitted Encumbrances”; (b) liens for Taxes not yet due and payable; (c) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets; (d) easements and rights of way of record and zoning ordinances affecting the Owned Real Property which are not, individually or in the aggregate, material to the Business or the Purchased Assets, which do not prohibit or interfere with the current operation of any Owned Real Property and which do not render title to any Owned Real Property unmarketable; or

{W5647119.15} 26 (e) other than with respect to Owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Business or the Purchased Assets. Section 4.09 Sufficiency of Assets. Except as set forth in Section 4.09 of the Disclosure Schedules, and except for the Excluded Assets (none of which are material to the conduct of the Business), the Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. No Affiliate of either Seller owns any assets that are used in the Business. Section 4.10 Real Property (a) Section 4.10(a) of the Disclosure Schedules sets forth each parcel of real property owned by either Seller and used in the conduct of the Business as currently conducted, including, without limitation, the Bay Boulevard Parcel, the Doughty Boulevard Parcel and the Sanitation Parcel (together with all buildings, fixtures, structures, improvements, docks, tanks, racks, parking lots and pipelines and all easements, rights-of-way and other rights and privileges appurtenant thereto, collectively, the “Owned Real Property”), including with respect to each property, the address location and use. Sellers have made available to Buyer copies of the deeds and other instruments (as recorded) by which the applicable Seller acquired such parcel of Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers with respect to such parcel. With respect to each parcel of Owned Real Property: (i) there are no (A) pending or, to the Knowledge of the Sellers, threatened condemnation proceedings relating to such Owned Real Property or the Inip Easement Area, (B) pending or, to the Knowledge of the Sellers, threatened litigation or administrative actions relating to such Owned Real Property or the Inip Easement Area, or (C) to the Sellers’ Knowledge, other matter materially and adversely affecting the Intended Uses, occupancy or value of the Owned Real Property or the Inip Easement Area; (ii) except as set forth on Section 4.10(a)(ii) of the Disclosure Schedules and pursuant to the Inip Easements Agreement, there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such Owned Real Property or the Inip Easement Area; (iii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property or the Inip Easement Area, or any portion thereof or interest therein; (iv) neither of the Sellers has received written notice of, and to the Sellers’ Knowledge, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Owned Real Property or the Inip Easement Area; and

{W5647119.15} 27 (v) Sellers have made available to the Buyer complete and accurate copies of all of the following materials relating to such Owned Real Property, to the extent in the Sellers’ possession or control: title insurance policies and commitments; deeds; encumbrance, license and easement documents; surveys; as-built construction plans; construction contracts and warranties; appraisals; and structural inspection. (b) Neither of the Sellers has received any written notice of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Owned Real Property or the Inip Easement Area, (ii) existing, pending or threatened condemnation proceedings affecting the Owned Real Property or the Inip Easement Area, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Owned Real Property or the Inip Easement Area as currently operated. (c) Except for the Inip Easement Area, the Owned Real Property constitutes all of the real property used to conduct the Business as currently conducted. (d) Neither of the Sellers leases any real property used in the Business. Section 4.11 Intellectual Property. (a) Section 4.11(a) of the Disclosure Schedules lists all Intellectual Property Assets, including software, that are used in and are material to the operation of the Business, indicating which, if any, are registered. (b) Section 4.11(b) of the Disclosure Schedules lists all Intellectual Property Agreements. Sellers have made available to Buyer true and complete copies of all such Intellectual Property Agreements (other than those relating to Off-the-Shelf Software), including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on the applicable Seller in accordance with its terms (except to the extent limited by general principles of equity and by bankruptcy, moratorium, insolvency or similar laws and general equitable principles affecting the rights of creditors generally) and is in full force and effect. Neither of the Sellers or, to Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default by Sellers or, to the Sellers’ Knowledge, any other party thereto under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Without limiting the foregoing, the applicable Seller is in compliance with the terms of all software licenses to which it is a party. (c) The applicable Seller is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

{W5647119.15} 28 (d) The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property used to operate the Business as presently conducted. Except as set forth on Section 4.11(d) of the Disclosure Schedule, the consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted. (e) The Sellers’ rights in the Intellectual Property Assets are valid, subsisting and enforceable. The Sellers have taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets. (f) There are no Actions (including any oppositions, interferences or re- examinations) settled, pending or, to the Sellers’ Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by either Seller in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or either Seller’s rights with respect to any Intellectual Property Assets; or (iii) by either Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Neither of the Sellers is subject to any outstanding or, to the Sellers’ Knowledge, prospective Governmental Order (including any motion or petition therefor) that is specific to either Seller and that does or would restrict or impair the use of any Intellectual Property Assets. Section 4.12 Inventory. All Inventory, whether or not reflected in the Balance Sheet, consists of a quality usable and salable in the Ordinary Course of Business, except for Tank Bottoms and obsolete or damaged items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Sellers free and clear of all Encumbrances (other than Permitted Encumbrances), and no Inventory is held on a consignment basis (other than Inventory held on behalf of MIECO, Inc.). Section 4.13 Customers and Suppliers. (a) Section 4.13(a) of the Disclosure Schedules sets forth with respect to the Business (i) each throughput and wholesale customer together with volumes, for each of the two (2) most recent fiscal years (collectively, the “Material Customers”). Neither of the Sellers has received any written notice that any of the Material Customers has ceased to use, or intends to cease to use after the Closing, the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business, and the Sellers have no Knowledge of any such intent. (b) Section 4.13(b) of the Disclosure Schedules sets forth with respect to the Business each supplier to whom either Seller has paid consideration for goods or services rendered in an amount greater than or equal to $250,000 for each of the two (2) most recent

{W5647119.15} 29 fiscal years (collectively, the “Material Suppliers”). Neither of the Sellers has received any written notice, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business, and the Sellers have no Knowledge of any such intent. Section 4.14 Insurance. Section 4.14 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by either Seller or its Affiliates and relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history since January 1, 2014. Except as set forth on Section 4.14 of the Disclosure Schedules, there are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Since January 1, 2014, neither of the Sellers nor any of their Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (x) are in full force and effect; (y) are provided by carriers who, to Sellers’ Knowledge, are financially solvent; and (z) have not been subject to any lapse in coverage. Neither of the Sellers nor any of their Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. Except as set forth on Section 4.14 of the Disclosure Schedule, the Insurance Policies are sufficient for compliance (i) with all applicable Laws, except as would not have a Material Adverse Effect and (ii) in all respects with all Material Contracts. True and complete copies of the Insurance Policies have been made available to Buyer. Section 4.15 Legal Proceedings; Governmental Orders. (a) Except as set forth in Section 4.15(a) of the Disclosure Schedules, there are no Actions pending or, to Sellers’ Knowledge, threatened against or by either Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. (b) Except as set forth in Section 4.15(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets, specifically naming either Seller or any of the Purchased Assets. Each Seller is in compliance with the terms of each Governmental Order set forth in Section 4.15(b) of the Disclosure Schedules. To the Sellers’ Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

{W5647119.15} 30 Section 4.16 Compliance with Laws; Permits. (a) Each Seller has complied, and is now complying, in all material respects, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. (b) All Permits required for either Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by the applicable Seller and are valid and in full force and effect, except to the extent the failure to have any Permit or maintain such Permit in full force and effect would not have a Material Adverse Effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.16(b) of the Disclosure Schedules lists all current Permits issued to either Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. To Sellers’ Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.16(b) of the Disclosure Schedules. Without limiting the foregoing, the level of operations reflected in the Throughput Summaries and the Financial Statements did not at any time exceed or violate, and the continued operation of the Business at the highest levels reflected therein will not exceed or violate, any condition, limitation or term of any Permit. Each such Permit indicated on Section 4.16(b) of the Disclosure Schedule as being transferable will continue in full force and effect immediately following the Closing on the same terms and conditions as prior to the Closing. Section 4.17 Environmental Matters. (a) To the Sellers’ Knowledge, the operations of Sellers with respect to the Business and the Purchased Assets are currently in compliance in all material respects with all Environmental Laws. Sellers have not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (b) Sellers have obtained and are in compliance with all Environmental Permits (each of which is disclosed in Section 4.17(b) of the Disclosure Schedules) necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Sellers through the Closing Date, except for any non-compliance which would not result in the loss of any Environmental Permit, limit the operations of the Business by the Sellers or the Buyer or result in any Liability to the Buyer. To Sellers’ Knowledge, there is no condition, event or circumstance that might prevent or impede, after the Closing Date, the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets. Without limiting the foregoing, except as set forth in Section 4.17(b) of the Disclosure Schedules, the level of operations reflected in the Throughput Summaries and the

{W5647119.15} 31 Financial Statements has not at any time exceeded or violated any condition, limitation or term of any Environmental Permit. With respect to any such Environmental Permits, Sellers have undertaken, or will undertake prior to the Closing Date, all commercially reasonable measures to facilitate transferability of the Environmental Permits, and, to Sellers’ Knowledge, there is no condition, event or circumstance that might prevent or impede the transferability of the same, and no Seller has received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of any Environmental Permit. (c) Except as disclosed in Section 4.17(c) of the Disclosure Schedules, none of the Purchased Assets is listed on, or, to Sellers’ Knowledge has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. (d) Except as set forth in the Environmental Documentation, (i) to the Sellers’ Knowledge, there has been no Release of any reportable quantities of Hazardous Materials with respect to the Purchased Assets in contravention of Environmental Law, and (ii) Sellers have not received an Environmental Notice that any of the Purchased Assets (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, either Seller. (e) Section 4.17(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by either Seller in connection with the Business or the Purchased Assets. (f) Section 4.17(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by either Seller in connection with the Business or the Purchased Assets, and none of these facilities or locations has been placed or, to Sellers’ Knowledge, proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and neither of the Sellers has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by either Seller. (g) Other than pursuant to the BP Remediation Agreement, neither of the Sellers has retained or assumed by contract any liabilities or obligations of any third parties under Environmental Law. (h) Sellers have provided or otherwise made available to Buyer and listed in Section 4.17(h) of the Disclosure Schedule: (i) any and all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or the Purchased Assets which are in the possession or control of Sellers related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning capital expenditures to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future

{W5647119.15} 32 Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes) (collectively, the “Environmental Documents”). Section 4.18 Employee Benefit Matters. (a) Section 4.18(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock- based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax- qualified and whether or not subject to ERISA, which is maintained, sponsored, contributed to, or required to be contributed to by either Seller for the benefit of any current or former employee, officer, director, manager, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which either Seller or any of its ERISA Affiliates has or may have any material Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 4.18(a) of the Disclosure Schedules, each, a “Benefit Plan”). (b) With respect to each Benefit Plan, Sellers have made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; and (vi) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan received by either Seller. (c) Except as set forth in Section 4.18(c) of the Disclosure Schedules, each Benefit Plan and related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in all material respects in accordance with its terms and in material compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a),

{W5647119.15} 33 respectively, of the Code, and, to the Sellers’ Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. To the Sellers’ Knowledge, nothing has occurred with respect to any Benefit Plan that has subjected or would reasonably be expected to subject either Seller or any of their ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Section 4975 of the Code. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP. (d) Neither of the Sellers nor any of their ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Multiemployer Plan; or (iv) engaged in any transaction which would give rise to Liability under Section 4069 or Section 4212(c) of ERISA. (e) With respect to each Benefit Plan (i) except as set forth in Section 4.18(e) of the Disclosure Schedules, no such plan is a Multiemployer Plan, and (A) all contributions required to be paid by either Seller or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan, (B) neither of the Sellers nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains, or which, as of the Closing will remain, unsatisfied, and (C) a complete withdrawal from all such Multiemployer Plans at or prior to the Closing would not have a Material Adverse Effect on either Seller or result in any Liability to Buyer; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan is subject to the minimum funding standards of Section 412 of the Code or Title IV of ERISA, and none of the Purchased Assets is, or may reasonably be expected to become, the subject of any lien arising under Section 302 of ERISA or Section 412(a) of the Code; and (v) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan. (f) Except as set forth in Section 4.18(f) of the Disclosure Schedules and other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Benefit Plan or other arrangement provides post-termination or retiree welfare benefits to any individual for any reason. (g) Except as set forth in Section 4.18(g) of the Disclosure Schedules there is no pending or, to Sellers’ Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three (3) years prior to the date hereof been, to the Sellers’ Knowledge, the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an

{W5647119.15} 34 amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority. (h) There has been no amendment to, announcement by either Seller or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or Collective Bargaining Agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, employee, consultant or independent contractor of the Business, as applicable. Neither of the Sellers nor any of its Affiliates has any commitment to adopt, amend, modify or terminate any Benefit Plan or any Collective Bargaining Agreement. (i) Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder. Seller does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code. (j) Except as set forth in Section 4.18(j) of the Disclosure Schedules and with respect to the Union Contract, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Business to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Seller has made available to Buyer true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby. Section 4.19 Employment Matters. (a) Section 4.19(a) of the Disclosure Schedules (which may be delivered by separate side letter) contains a complete and accurate list of all persons who are employees, independent contractors or consultants of the Business as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth the following information for each such individual: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been paid

{W5647119.15} 35 in full and there are no outstanding agreements, understandings or commitments of Sellers with respect to any compensation, commissions or bonuses. (b) Except as set forth in Section 4.19(b) of the Disclosure Schedules, neither of the Sellers is, and neither of the Sellers has been for the past five (5) years, a party to, bound by, or negotiating any Collective Bargaining Agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of either Seller, and, to Sellers’ Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth in Section 4.19(b) of the Disclosure Schedules, during the past five (5) years there has not been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting either Seller or any employees of the Business. (c) Each Seller is and has been in material compliance with the terms of the Collective Bargaining Agreements and other Contracts listed on Section 4.19(b) of the Disclosure Schedules and all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by either Seller as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws. All employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Except as set forth in Section 4.19(c) of the Disclosure Schedule, there are no Actions against either Seller pending, or to the Sellers’ Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Business, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws. (d) Sellers employ, and at the Closing will employ, fewer than twenty five (25) employees. Section 4.20 Taxes. Except as set forth in Section 4.20 of the Disclosure Schedules: (a) All Tax Returns required to be filed by either Seller for any Pre-Closing Tax Period have been, or will be, timely filed (after giving effect to any extensions, as applicable). Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by either Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

{W5647119.15} 36 (b) Since January 1, 2008, each Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. (c) Since January 1, 2008, no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of either Seller. (d) Since January 1, 2008, all deficiencies asserted, or assessments made, against either Seller as a result of any examinations by any taxing authority have been fully paid or successfully contested. (e) Neither of the Sellers is a party to any Action by any taxing authority. There are no pending or, to the Sellers’ Knowledge, threatened Actions by any taxing authority. (f) There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Sellers’ Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets. (g) Neither of the Sellers is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (h) Neither of the Sellers is, and neither of the Sellers has been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b). (i) None of the Purchased Assets is (i) subject to Section 168(g)(1)(A) of the Code, or (ii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code. (j) None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code. Section 4.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of either Seller or any of their Affiliates. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Sellers that the statements contained in this Article V are true and correct as of the date hereof. Section 5.01 Organization of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware.

{W5647119.15} 37 Section 5.02 Authority of Buyer. Buyer has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent limited by general principles of equity and by bankruptcy, moratorium, insolvency or similar laws and general equitable principles affecting the rights of creditors generally. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms. Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer. Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the cash portion of the Purchase Price and to consummate the transactions contemplated by this Agreement. Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

{W5647119.15} 38 ARTICLE VI COVENANTS Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), each Seller shall (x) use commercially reasonable efforts to conduct the Business in the Ordinary Course of Business; and (y) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, each Seller shall take commercially reasonable efforts to: (a) preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets; (b) pay the debts, Taxes and other obligations of the Business when due; (c) maintain the properties and assets included in the Purchased Assets in the Ordinary Course of Business in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law; (e) defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation; (f) perform all of its material obligations under all Assigned Contracts in accordance with the terms thereof; (g) maintain the Books and Records in accordance with past practice; (h) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; and (i) not take or permit any action that would cause any of the representations and warranties set forth in Section 4.06 not to be true. Section 6.02 Access to Information. From the date hereof until the Closing, each Seller shall (a) afford Buyer and its Representatives reasonable access, at mutually agreed times and places, to inspect all of the Owned Real Property, properties, assets, premises, Books and Records, Contracts and other documents and data related to the Business (provided that any customer data shall be provided only on a de-identified (redacted) basis prior to the Closing); (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business in Sellers’ possession as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of such Seller to cooperate with Buyer in its investigation of the Business. Without limiting the foregoing, Sellers shall permit

{W5647119.15} 39 Buyer and its Representatives to conduct environmental due diligence of the Owned Real Property, including the collecting and analysis of samples of indoor or outdoor air, surface water, or groundwater from pre-existing monitoring wells on, at, in, under or from the Owned Real Property pursuant to a mutually agreed upon sampling plan. Any investigation pursuant to this Section 6.02 shall be conducted during normal business hours and upon not less than 24 hours prior written notice and in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Sellers. All requests pursuant to this Section 6.02 shall be directed to Cliff Hochhauser. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Section 6.03 No Solicitation of Other Bids. (a) Prior to the Closing or the earlier termination of this Agreement pursuant to Section 9.01 hereof, neither of the Sellers shall, and neither of the Sellers shall authorize or permit any of their respective Affiliates or any of its, or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by asset sale, stock purchase, share exchange, merger or otherwise, of all or any portion of the Business or the Purchased Assets or any other transaction that would be inconsistent with the transactions contemplated by this Agreement. (b) In addition to the other obligations under this Section 6.03, Sellers shall promptly (and in any event within two (2) Business Days after receipt thereof by either Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any bona fide request for information with respect to any Acquisition Proposal, or any bona fide inquiry with respect to or which would reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. (c) Sellers agree that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer. Section 6.04 Notice of Certain Events.

{W5647119.15} 40 (a) From the date hereof until the Closing, Sellers shall promptly notify Buyer in writing of: (i) Sellers’ Knowledge of any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) reasonably be expected to result in, any representation or warranty made by Sellers hereunder has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iv) any Actions commenced or, to Sellers’ Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.15 or that relates to the consummation of the transactions contemplated by this Agreement. (b) Buyer’s receipt of information pursuant to this Section 6.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement (including with respect to Sellers’ indemnification obligations under Section 8.02 and Buyer’s termination rights under Section 9.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules, except as otherwise contemplated by Section 4.04(b) and Section 7.02(m). Notwithstanding the foregoing, from time to time up until five (5) Business Days prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Disclosure Schedule hereto with respect to any matter occurring after the date hereof which, if occurring prior to the date hereof, would have been required to be set forth or described in the Disclosure Schedule in order to correct any inaccuracy in or breach of the representations or warranties made by Sellers in this Agreement (a “Disclosure Schedule Supplement”); provided, however, that in the event Sellers deliver any Disclosure Schedule Supplement to Buyer (for the avoidance of doubt, regardless of the content thereof), Buyer shall have a period of ten (10) days following the date of its receipt of such Disclosure Schedule Supplement to elect, in its sole discretion, whether to (x) accept all items set forth therein, in which case Buyer shall not be required to take any further action; (y) terminate this Agreement by delivering written notice of such termination to Sellers prior to the expiration of such ten (10) day period (in which case neither party shall have any liability hereunder to each other in connection with such termination); or (z) deliver a written notice to Sellers (a “Discussion Notice”) indicating that Buyer desires to receive additional information or documentation from Sellers with respect to such Disclosure Schedule Supplement and to discuss with Sellers any or all of the items set forth therein and the treatment thereof under this Agreement (including potential adjustments to the Purchase Price in connection therewith), in which case the parties shall use their reasonable best

{W5647119.15} 41 efforts to cooperate in good faith to reach written resolution of such matters within thirty (30) days following Buyer’s delivery of such Discussion Notice, and if the parties are not able to reach such written resolution within such thirty (30) day period, then Buyer may elect, in its sole discretion, to terminate this Agreement by delivering written notice of such termination to Sellers (in which case neither party shall have any liability hereunder to each other in connection with such termination); provided, further, that in the event Buyer has the right to, but does not elect to, terminate this Agreement by the later to occur of (A) the expiration of the ten (10) day period set forth in the foregoing clause (y), if no Discussion Notice is timely delivered, or (B) the expiration of the thirty (30) day period set forth in the foregoing clause (z), if a Discussion Notice is timely delivered, then, following the expiration of such ten (10) or thirty (30) day period (as applicable), and in either such case Buyer and Sellers do not reach agreement as to how to treat such Disclosure Schedule Supplement and the items set forth therein under this Agreement, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such Disclosure Schedule Supplement and the matters expressly set forth therein and, further, shall have irrevocably waived its right to indemnification under Article VIII with respect to such matters expressly set forth therein. Any obligation that Buyer may otherwise have hereunder to consummate the Transactions shall be suspended for the duration of such ten (10) day period or thirty (30) day period (as applicable), regardless of whether the conditions set forth in Section 7.01 and Section 7.02 are otherwise satisfied during such period. In the event that Sellers deliver any Disclosure Schedule Supplement to Purchaser pursuant to this Section 6.04(b), then, upon the request of Buyer, Sellers shall, and shall cause their employees, managers, members, officers and agents to, promptly afford Buyer and its Representatives access to all information in Sellers’ possession relating to the matters set forth in such Disclosure Schedule Supplement as Buyer may reasonably request in order for Buyer to evaluate whether to exercise its rights under this Section 6.04(b). Upon becoming aware of any matter for which Sellers intend to, or do, deliver a Disclosure Schedule Supplement to Buyer pursuant to this Section 6.04(b), Sellers shall, and shall cause their employees, managers, members, officers and agents to, cooperate in good faith with Buyer in using commercially reasonable efforts to take all available steps to minimize any Losses to the Business or the Purchased Assets that may be incurred as a result of or in connection with such matters. Section 6.05 Employees and Employee Benefits. (a) Commencing on the Closing Date, Sellers shall terminate all employees of the Business who are actively at work on the Closing Date, and subject to Section 6.05(b), at Buyer’s sole discretion, Buyer may offer employment, on an “at will” basis, to any or all of such employees. Notwithstanding the foregoing, Sellers may continue to employ any such employees not hired by Buyer. Buyer will give all employees of Sellers hired by Buyer credit for their tenure as employees of Sellers for purposes of participating in Buyer’s employee benefit plans, and will allow such employees to use any vacation and paid time off accrued in 2016 but unused as of the Closing Date. (b) Notwithstanding the foregoing, Buyer shall offer employment to the Designated Employees, subject to such Designated Employees passing drug tests, background checks and

{W5647119.15} 42 other customary employment screening to Buyer’s sole satisfaction, and in such offer agree to employ such Designated Employees for a period of one (1) year following the Closing Date, in their current positions, with base compensation comparable to that which such individuals currently enjoy from Sellers and such benefits as are made available to similarly situated employees of Buyer. After such one (1) year period, such Designated Employees will be allowed to seek full-time employment with Buyer for any open position within Buyer’s organization. (c) Sellers shall be solely responsible, and Buyer shall have no obligations whatsoever, for any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, accrued sick time or other paid time off, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with either Seller or any Affiliate of either Seller at any time on or prior to the Closing Date and Sellers shall pay all such amounts to all entitled persons on or prior to the Closing Date. (d) Sellers shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate solely to events occurring on or prior to the Closing Date. Sellers also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate solely to events occurring on or prior to the Closing Date. Sellers shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. (e) Each employee of the Business who becomes employed by Buyer in connection with the transaction shall be given service credit for the purpose of eligibility under the group health plan and eligibility and vesting only under the defined contribution retirement plan for his or her period of service with Sellers prior to the Closing Date; provided, however, that (i) such credit shall be given pursuant to payroll or plan records, at the election of Buyer, in its sole and absolute discretion; and (ii) such service crediting shall be permitted and consistent with Buyer’s defined contribution retirement plan. Section 6.06 Confidentiality. From and after the Closing, Sellers shall, and shall cause their Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all Proprietary Information, except to the extent that Sellers can show, by clear and convincing evidence, that such information (a) is generally available to and known by the public through no fault of Sellers, any of their Affiliates or their respective Representatives; or (b) is lawfully acquired by Sellers, any of their Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Sellers or any of their Affiliates or their respective Representatives are compelled to disclose any Proprietary Information by judicial or administrative process or by other requirements of Law,

{W5647119.15} 43 Sellers shall promptly notify Buyer in writing and shall disclose only that portion of such information which Sellers are advised by its counsel in writing is legally required to be disclosed, provided that Sellers shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Section 6.07 Non-Competition; Non-Solicitation (a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Sellers and Principal shall not, and shall not permit any of their Affiliates (other than Cliff Hochhauser pursuant to the Employment Agreement) to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of either Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, Sellers or Principal may own, directly or indirectly, solely as an investment, (x) the Units or (y) securities of any other Person traded on any national securities exchange if Sellers is not a controlling Person of, or a member of a group which controls, such Person so long as the Sellers and their Affiliates do not own, in the aggregate, directly or indirectly, five percent (5%) or more of any class of securities of such Person. For the purpose of clarity, the restrictions set forth in this Section 6.07 shall apply to the Principal and Sellers only, and not to any employee or shareholder of any Seller, or any Affiliate of any employee or shareholder of any Seller (other than a Seller). (b) During the Restricted Period, Sellers and Principal shall not, and shall not permit any of their Affiliates (other than Cliff Hochhauser pursuant to and as provided in the Employment Agreement) to, directly or indirectly, hire or solicit any person who is offered employment by Buyer pursuant to Section 6.05(a) or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.07(b) shall prevent Sellers or any of their Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after one year from the date of termination of employment, any employee whose employment has been terminated by the employee. (c) Sellers and Principal acknowledge that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Sellers of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief

{W5647119.15} 44 that may be available from a court of competent jurisdiction (without any requirement to post bond). (d) Sellers and Principal acknowledge that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.08 Governmental Approvals and Consents (a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate reasonably and in good faith with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not intentionally take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. (b) Sellers and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules. (c) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all commercially reasonable efforts to: (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any other Transaction Document; (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any other Transaction Document; and

{W5647119.15} 45 (iii) in the event any Governmental Order adversely affecting the ability of the parties hereto to consummate the transactions contemplated by this Agreement or any other Transaction Document has been issued, to have such Governmental Order vacated or lifted. (d) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Sellers or Buyer with Governmental Authorities in the Ordinary Course of Business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. (e) Notwithstanding the foregoing, nothing in this Section 6.08 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any modification or waiver of the terms and conditions of this Agreement. Section 6.09 Books and Records. (a) In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of seven (7) years after the Closing, Buyer shall: (i) retain the Books and Records (including personnel files) relating to periods prior to the Closing (provided that Buyer shall not be required to pay any software license or maintenance fee for any software that may be required to access or read any such Books and Records that are in electronic form); and (ii) upon reasonable notice, afford the Sellers’ Representatives reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such Books and Records. (b) Neither Buyer nor Sellers shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.

{W5647119.15} 46 Section 6.10 Closing Conditions From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof. Section 6.11 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, Sellers acknowledge that Parent may be required to file a Current Report on Form 8-K with the Securities and Exchange Commission describing this Agreement and the transactions contemplated hereby within four (4) Business Days following the execution and delivery of this Agreement and consent to the filing of such report, provided that a copy will be provided at least one (1) Business Day preceding the filing of such Current Report on Form 8- K for Sellers’ review. Section 6.12 Bulk Sales Laws. Except as set forth in Section 6.15, the parties hereto hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Sellers to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities. Section 6.13 Receivables. (a) From and after the Closing, if Buyer or any of its Affiliates receives or collects any funds clearly intended as payment of any Accounts Receivable, Buyer or its Affiliate shall remit such funds to Sellers on a monthly basis, and if Sellers receive or collects any funds intended as payment of any accounts receivable of Buyer, Sellers or its Affiliate shall remit such funds to Buyer on at least a monthly basis. For a period of up to six (6) months following the Closing, Buyer will use reasonable efforts to assist Sellers with the receipt and processing of the Accounts Receivable to the extent such assistance is necessary and desired by Sellers and (b) to facilitate such collections in accordance with the terms hereof. Without limiting the foregoing, the Buyer shall permit Sellers to utilize their credit group to process such collections in a manner customary for transactions such as this and in a manner consistent with the policies and practices of the Sellers in effect prior to Closing, provided, however, that (i) in no event shall Buyer be responsible for any third-party costs, fees or expenses required to commence litigation or other collection processes on Sellers’ behalf (which costs, fees and expenses shall be borne by Sellers if such actions are requested of Buyer) and (ii) such personnel shall give equal priority to processing such collections on behalf of the Sellers, giving due account to the non-collection responsibilities of such personnel. Buyer and Sellers will cooperate in good faith regarding the proper application and payment of all funds received.

{W5647119.15} 47 (b) For a period of twelve (12) months after the Closing, Buyer shall make available Sellers’ former employees then employed by Buyer, at no cost to Sellers and as Sellers may reasonably request, but subject to such employees’ obligations to Buyer, to assist Sellers in complying with regulatory, administrative and similar filings relating to the Business, including, but not limited to, environmental compliance, licensing and permitting compliance as may be required under applicable Law or that are otherwise necessary and consistent with the policies and practices of the Sellers in effect prior to Closing. Section 6.14 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid when due by the Sellers to the extent applicable Law imposes the primary obligation to pay such Taxes and fees on the Sellers. The Sellers shall, at Sellers’ own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). Section 6.15 Tax Clearance Certificates. If any taxing authority asserts that a Seller is liable for any Tax, such Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied. In addition, Buyer shall file a Form AU-196.10 (Notification of Sale, Transfer, or Assignment in Bulk) with the New York State Department of Taxation and Finance at least ten (10) days prior to the Closing. Section 6.16 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Section 6.17 License to Tradename. Effective upon the Closing, Sellers hereby grant to the Buyer a royalty-free, fully paid up, transferable license to the Tradename solely for use in connection with the Business, which license shall be exclusive as to the Business (but non- exclusive as to any other use). This license will expire on the second anniversary of the Closing Date. Buyer agrees to use the Tradename only in conjunction with another distinguishing word, such as “Oil” or “Petroleum” but not including “Realty” or “Industries”. Section 6.18 Audit of 2015 and 2016 Financial Statements. At the request of Buyer, Sellers will cooperate with Buyer, at Buyer’s sole cost and expense, in completing an audit of the Annual Financial Statements for the years ended December 31, 2015 and 2016. Such cooperation will include consenting to and instructing Sellers’ accountants to work with Buyer’s accountants in completing such audit, and instructing Sellers’ accountants to make available to Buyer’s accountants their work papers in connection with the review of such Annual Financial Statements.

{W5647119.15} 48 Section 6.19 Petroleum Products Inventory. (a) On the Closing Date, the custody of all of the Petroleum Products Inventory stored at the Terminals will be transferred to Buyer. (b) The Parties will agree as to the time and date for the gauging of the Petroleum Products Inventory and quality determination but in no event will such date and time be more than twenty-four hours prior to the Closing Date. Buyer's auditors, Ernst & Young LLP, will be allowed to observe the gauging. The volume of product, specifications of the product and Tank Bottoms will be determined using the procedures attached hereto as Schedule I. Buyer and Seller shall mutually agree upon a final Petroleum Products Inventory to be calculated as of the Closing Date in accordance with Schedule I. ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. (b) Sellers shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked. Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) Other than the representations and warranties of Sellers contained in Section 4.01, Section 4.02, Section 4.03 and Section 4.21, the representations and warranties of Sellers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Sellers contained in Section

{W5647119.15} 49 4.01, Section 4.02, Section 4.03 and Section 4.21 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Sellers shall have performed such agreements, covenants and conditions, as so qualified, in all respects. (c) No Action shall have been commenced against Buyer or either Seller which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (d) All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules and designated with an asterisk (*) thereon shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing. (e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect. (f) Sellers shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement and the Unit Purchase Agreement) and such other documents and deliveries set forth in Section 3.02(a). (g) Cliff Hochhauser shall have executed and delivered to Buyer the Employment Agreement. (h) Buyer shall have received all Permits that are necessary for it to conduct the Business as conducted by Sellers as of the Closing Date. (i) Buyer shall have received an owner’s title insurance policy with respect to the Bay Boulevard Parcel, as well as a leasehold title insurance policy with respect to the Sanitation Parcel Lease, issued by a nationally recognized title insurance company acceptable to Buyer, written as of the Closing Date, insuring Buyer in such amounts and together with such endorsements (including a non-imputation endorsement) and affirmative coverage, in the form attached as Exhibit G. Buyer shall have received an appropriately certified ALTA/ACSM Land Title Survey showing no Encumbrances other than the Permitted Encumbrances, and otherwise in form and substance satisfactory to Buyer, for the Bay Boulevard Parcel. (j) Buyer shall have received an owner’s title insurance policy with respect to the Doughty Boulevard Parcel and the Inip Easements, issued by a nationally recognized title insurance company acceptable to Buyer, written as of the Closing Date, insuring Buyer in such

{W5647119.15} 50 amounts and together with such endorsements (including a non-imputation endorsement) and affirmative coverage, in the form attached as Exhibit H. Buyer shall have received an appropriately certified ALTA/ACSM Land Title Survey showing no Encumbrances other than the Permitted Encumbrances, and otherwise in form and substance satisfactory to Buyer, for the Doughty Boulevard Parcel and the real property described in the Inip Easements. (k) All Encumbrances relating to the Purchased Assets shall have been released in full, other than Permitted Encumbrances, and Sellers shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances. (l) The conditions to Parent’s obligations to deliver the Units under the Unit Purchase Agreement shall have been satisfied. (m) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of each Seller, certifying (i) that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied, (ii) the accuracy and completeness in all material respects of the Seller Petroleum Products Inventory, (iii) the accuracy and completeness in all material respects of the Third Party Inventory Report and (iv) an updated version of Section 4.04(b) of the Disclosure Schedule as of the day before the Closing Date (the “Seller Closing Certificate”). (n) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors or managers, as applicable, and shareholders or members, as applicable, of such Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby. (o) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying the names and signatures of the officers of such Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder. (p) Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that neither of the Sellers is a foreign person within the meaning of Section 1445 of the Code, duly executed by each Seller. (q) Sellers shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. Section 7.03 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

{W5647119.15} 51 (a) Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04, the representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date. (b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects. (c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby. (d) All approvals, consents and waivers that are listed on Section 5.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing. (e) Buyer shall have delivered to Sellers duly executed counterparts to the Transaction Documents (other than this Agreement and the Unit Purchase Agreement) and such other documents and deliveries set forth in Section 3.02(b). (f) Parent shall have delivered the Units pursuant to the terms of the Unit Purchase Agreement. (g) The Union Contract shall have been terminated. (h) Sellers shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”). (i) Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

{W5647119.15} 52 (j) Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder. (k) Buyer shall have delivered to Sellers such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (i) Section 4.01, Section 4.02, Section 4.03, Section 4.08 and Section 4.21 (the “Seller Fundamental Representations”) and Section 5.01, Section 5.02, Section 5.03 and Section 5.04 (the “Buyer Fundamental Representations”) shall survive indefinitely, (ii) Section 4.17, shall survive for a period of three (3) years after the Closing and (iii) Section 4.18 and Section 4.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 8.02 Indemnification by Sellers. Subject to the other terms and conditions of this Article VIII, Sellers (the “Seller Indemnifying Parties”) shall jointly and severally indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

{W5647119.15} 53 (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement; (c) any Excluded Asset or any Excluded Liability; or (d) any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Sellers or any of their Affiliates (other than the Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date. Section 8.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend Sellers, their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; or (c) any Assumed Liability; or (d) any Third Party Claim based upon, resulting from or arising out of the acts or omissions of Buyer, to the extent relating to the ownership, operation, use or possession of the Purchased Assets on or after the Closing (other than the Excluded Liabilities). Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations: (a) Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds Three Hundred Thousand Dollars ($300,000) (the “Basket”), in which event Sellers shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Sellers shall be liable pursuant to Section 8.02(a) shall not exceed Seven Million Dollars ($7,000,000) (the “Cap”). Subject to Section 8.06(b), the amount of the Cap shall be reduced by one third (1/3rd) on the first, second and third anniversaries of the Closing Date (each such date, a “Cap Reduction Date”). (b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under

{W5647119.15} 54 Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. (c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the Seller Fundamental Representations, the Buyer Fundamental Representations or any representation or warranty in Section 4.18, Section 4.20, or Section 4.21. (d) Solely for purposes of calculating Losses for which a party hereto is entitled to indemnification hereunder, all references in a representation or warranty to “materiality”, “Material Adverse Effect” or similar qualifiers shall be disregarded. Section 8.05 Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if Seller Indemnifying Parties are the Indemnifying Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or

{W5647119.15} 55 additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. (b) Certain Additional Matters Relating to Environmental Claims. (i) Buyer acknowledges that it has inspected the Purchased Assets, and has been afforded the opportunity to conduct such investigation and study on the Real Property and of the Purchased Assets as it deems necessary for the purpose of acquiring the Purchased Assets. Buyer further acknowledges and agrees that, except as otherwise provided herein with respect to Excluded Environmental Claims, the Purchased Assets are to be sold and conveyed to, and purchased and accepted by, Buyer ‘as is” with respect to any Environmental Activity or Condition which may or may not have been revealed by its inspection or investigation and give rise to an Environmental Claim. (ii) With respect to Third Party Claims that are Environmental Claims, the non-controlling Party shall be given (A) a reasonable opportunity to attend any site visits or meetings with engineers, consultants and Governmental Authorities; (B) copies of material correspondence and reports; and (C) where the Environmental Claim involves investigation or remediation of Owned Real Property or the portion of the Inip Easement Area, (1) a reasonable opportunity to comment in advance on any draft scope of work, specifications, proposals, statements, reports or other material documents or correspondence; and (2) an opportunity to attend and observe any such investigation or remediation, including obtaining split samples. Except where the non-controlling Party is entitled to claim the fees and expenses of counsel as Losses, the participation of the non-controlling Party as provided in this paragraph shall be at its own expense. When the Seller Indemnified Parties are the controlling Party, they shall use all reasonable efforts to avoid disruption to the business or operations of the Buyer Indemnitees or damage to persons or property, and shall take reasonable steps to mitigate and remedy such disruption and damage. (iii) The Seller Indemnifying Parties’ obligations to indemnify the Buyer shall not be affected by (A) any investigation conducted by the Buyer in connection with, or any knowledge of the Buyer acquired or capable of being acquired at any time, whether before or

{W5647119.15} 56 after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, or obligation, the transactions contemplated by this Agreement, or (B) the Buyer’s notification to a Governmental Authority as required by law, or (2) for the avoidance of environmental sanctions. (iv) With respect to the Excluded Environmental Claims, the Buyer and the Seller Indemnifying Parties acknowledge and agree that the Environmental Documentation shall be used as a baseline for determining the relative responsibility of the Buyer, on the one hand, and the Seller Indemnifying Parties, on the other hand, for any liabilities relating to Excluded Environmental Claims arising after the Closing Date and for which the Seller Indemnifying Parties may be required to indemnify the Buyer Indemnified Parties, in whole or in part, pursuant to Section 8.02, including any matters which might be considered a breach of the representations and warranties of the Seller Indemnifying Parties or set forth in this Agreement or the Transaction Documents or which may constitute Excluded Liabilities. The Buyer shall have the obligation of establishing that the presence of any materials or substances, or any act or omission, which constitutes a violation of an Environmental Law were present or occurred on the Owned Real Property prior to the Closing, except to the extent that the presence of such materials or substances, or the occurrence of such act or omission, is described in the Environmental Documentation. For the avoidance of doubt, the absence of a reference to any materials or substances the presence of, or any act or omission, which constitutes a violation of an Environmental Law in the Environmental Documentation will not limit the responsibility of the Seller Indemnifying Parties to indemnify the Buyer Indemnitees for any liabilities relating thereto arising prior to the Closing Date, but rather will shift to the Buyer the burden of proof regarding the presence of such materials or substances, or the occurrence of such act or omission, prior to the Closing Date with respect to an Excluded Environmental Claim. (v) The provisions of this Section 8.05(b) (but excluding Section 8.05(d)) shall not apply to the Assumed Environmental Claims, for which Buyer shall have complete control of any and all Third Party Claims relating thereto. (vi) Nothing in this Agreement shall preclude Buyer from asserting any defenses available pursuant to the “bona fide prospective purchaser” (BFPP) provision provided by Section 107(R)(1) of CERCLA against any Third Party. (c) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to

{W5647119.15} 57 such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). (d) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim and for which indemnification may be sought pursuant to this Agreement (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted such claim, in which case the Indemnified Party shall be entitled to indemnification for such Direct Claim on the terms and subject to the provisions of this Agreement. Section 8.06 Payments. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII (each, an “Indemnity Determination”), the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such ten (10) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to the Prime Rate as published from time to time in the “Money Rates” section of The Wall Street Journal. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (b) In the event of an Indemnification Determination where the Seller Indemnifying Parties are the Indemnifying Party, such obligations shall first be deducted from the Deferred

{W5647119.15} 58 Amount, and the Buyer shall be entitled to offset the indemnification obligations of the Seller Indemnifying Parties against any unpaid portion of the Deferred Amount, with any such offset being applied against the next installment(s) due; provided, however that, solely with respect to claims made pursuant to Section 8.02(a) that are not subject to Section 8.04(c), in no event shall the Deferred Amount be reduced to an amount in excess of the then-applicable amount of the Cap, and such reduction shall be the sole recourse of the Buyer Indemnified Parties with respect to claims made pursuant to Section 8.02(a). In the event that Buyer provides notice of a Third Party Claim or a Direct Claim for which it seeks indemnification pursuant to Section 8.02(a) and which is not subject to Section 8.04(c) prior to a Cap Reduction Date, then the reduction of the portion of the Cap to be made on such Cap Reduction Date shall be delayed until a reasonable estimate of the amount of Losses associated with such Third Party Claim or Direct Claim can be provided, at which time the portion of the Cap to be reduced on such Cap Reduction Date shall decrease by the amount of such estimate, and the Cap shall be reduced by an amount equal to balance of the portion of the Cap, if any, to be reduced on such Cap Reduction Date. Upon final resolution of such Third Party Claim or Direct Claim, if the amount of Losses is less than the amount retained, then the Cap shall be reduced by an amount equal to the balance of the Cap, if any, which was to be reduced on such Cap Reduction Date (subject to the foregoing procedures for any further Third Party Claim or Direct Claim). Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 8.08 Effect of Investigation. Except as expressly set forth in Section 6.04(b), the representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. Section 8.09 Exclusive Remedies. (a) Subject to Section 6.07 and Section 10.12, the parties hereto acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or intentional misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification

{W5647119.15} 59 provisions set forth in this Article VIII. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be expressly entitled pursuant to this Agreement. (b) THE PARTIES HERETO WAIVE AND AGREE NOT TO SEEK INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS RELATED SOLELY TO SUCH CONSEQUENTIAL DAMAGES, IT BEING ACKNOWLEDGED AND AGREED, FOR THE AVOIDANCE OF DOUBT, THAT LOST PROFITS ASSOCIATED WITH AN ASSIGNED CONTRACT AS TO WHICH SELLERS ARE IN BREACH OR A REDUCTION IN THE OPERATIONS OF THE BUSINESS AS A RESULT OF A BREACH OF SELLERS’ REPRESENTATIONS AND WARRANTIES REGARDING COMPLIANCE WITH THE TERMS OF ANY ENVIRONMENTAL PERMIT SHALL BE CONSIDERED DIRECT DAMAGES) WITH RESPECT TO ANY CLAIM OR DISPUTE ARISING OUT OF THE PERFORMANCE OR BREACH OF THIS AGREEMENT, EXCEPT ONLY FOR SUCH DAMAGES WHICH ARE AWARDED TO A THIRD PARTY AND FOR WHICH INDEMNIFICATION IS SOUGHT PURSUANT TO THE TERMS OF THIS AGREEMENT. ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Sellers and Buyer; (b) by Buyer by written notice to Sellers if: (i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Sellers within ten (10) days of Sellers’ receipt of written notice of such breach from Buyer; or (ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 15, 2017, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (c) by Sellers by written notice to Buyer if: (i) Sellers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure

{W5647119.15} 60 has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from Sellers; or (ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 15, 2017, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or (d) by Buyer or Sellers in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable. Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except: (a) as set forth in this Article IX and Section 6.06 and Article X hereof; and (b) that nothing herein shall relieve any party hereto from liability for any breach of any provision hereof. Section 9.03 Termination Fee. If Buyer terminates this Agreement for any reason other than the reasons set forth in Section 6.04(b), Section 9.01(a), Section 9.01(b) or Section 9.01(d), as applicable, and all of the conditions to the Buyer’s obligations to consummate the Closing under Section 7.02 have been satisfied, the parties hereto agree that Sellers shall have suffered a loss and value to Sellers of an incalculable nature and amount, and Buyer shall pay to Sellers the Termination Fee, as liquidated damages and not as a penalty, which payment of the Termination Fee shall be the sole and exclusive remedy of Sellers for such termination. The Termination Fee shall be payable in immediately available funds by wire transfer no later than ten (10) Business Days after such termination. ARTICLE X MISCELLANEOUS Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a)

{W5647119.15} 61 when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02): If to Sellers: Carbo Industries, Inc. 1 Bay Boulevard Lawrence, NY 11559 Facsimile: (212) 341-7248 E-mail: cliff.carbooil@gmail.com Attention: Cliff Hochhauser with a copy to: Holland & Knight LLP 31 West 52nd Street New York, NY Facsimile: (212) 385-9010 E-mail: aaron.goldberg@hklaw.com Attention: Aaron Goldberg If to Buyer: Sprague Operating Resources, LLC 185 International Drive Portsmouth, NH 03801 Facsimile: (603) 430-5324 E-mail: pscoff@spragueenergy.com Attention: Paul A. Scoff, Vice President, General Counsel and Chief Compliance Officer with a copy to: Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, NH 03801 Facsimile: (603) 433-6372 E-mail: spueschel@pierceatwood.com Attention: Scott E. Pueschel Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an

{W5647119.15} 62 agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 10.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Notwithstanding the foregoing or anything else herein to the contrary, in the event that this Agreement is terminated prior to the Closing, the terms of that certain Confidentiality Agreement, dated as of February 11, 2016, by and between Buyer and Carbo shall continue in effect in accordance with the terms thereof. Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Sellers, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly- owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

{W5647119.15} 63 Section 10.08 No Third-party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN EITHER THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY CERTIFIED OR REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

{W5647119.15} 64 RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c). Section 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 10.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, except as otherwise set forth in Section 9.03, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. [SIGNATURE PAGE FOLLOWS]

{W5647119.15} 65 IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. SELLERS: CARBO INDUSTRIES, INC. By: /s/ Paul Hochhauser Name: Paul Hochhauser Title: President CARBO REALTY, LLC By: /s/ Paul Hochhauser Name: Paul Hochhauser Title: Manager PRINCIPAL (solely for purposes of Section 6.07, and for no other purpose): /s/ Paul Hochhauser Paul Hochhauser BUYER: SPRAGUE OPERATING RESOURCES, LLC By: /s/ Paul Scoff Name: Paul Scoff Title: Vice President, General Counsel, Chief Compliance Officer and Secretary